Exhibit 10.7

EMPLOYMENT AGREEMENT

(the “Agreement”)

THIS AGREEMENT is dated as of [Date], and is made BETWEEN:

(1)	MAMMON OMICRON ACQUISITION CORP, a company incorporated under the law of Cayman Islands (the “Company”); and

(2)	[Name], a citizen of [●] with ID number [●] (the “Employee”).

NOW IT IS HEREBY AGREED as follows:

Definitions

In this Agreement:

“Commencement Date” means [Date] or such other date to be agreed upon and, if applicable, dependent on successfully obtaining an employment visa;

“Confidential Information” means the confidential information of the Company’s or any of its affiliates’ clients, customers, business associates, introducers, prospects, agents, suppliers, consultants, including without limitation, information concerning the Company’s or any of its affiliates’ methodology, plans, products and services, reports, technical operations, pricing and marketing methods, inventions, processes, compilations of names and physical and electronic addresses of clients, contacts, prospects, and introducers, trade secrets, business budgets and financial statements and reports of the Company or any of its affiliates;

“Reference to Clauses” is to clauses of this Agreement; and

“He”, “His” or “Him” refers to both genders.

1.	Term of Appointment

(A)	The Company hereby appoints the Employee and the Employee hereby agrees to act as the chief executive officer of the Company.

(B)	The said appointment shall commence on the Commencement Date and shall continue, unless or until terminated by either party. Notice of termination shall be served in such a manner as stipulated in Section 5 of this Agreement.

2.	Confidentiality

The Employee shall not, either during his employment or thereafter, use to the detriment or prejudice of the Company or, except in the proper course of his duties, divulge to any person any trade secrets or any other Confidential Information concerning the business or affairs of the Company which may have come to his knowledge during his employment.

3.	Compensation

[●]

4.	Termination of Employment

(A)	The Employee is required to give one month’ notice in writing to terminate this Agreement.

(B)	In the event that the Company becomes entitled to terminate this Agreement, the Company shall give the Employee one month’ written notice.

5.	Indemnification; Insurance

(A)	In addition to and without limiting any other right or remedy available to the Employee, the Company agrees to indemnify and hold the Employee harmless to the fullest extent authorized in the Company’s governing documents and applicable law, from and against any and all expenses, including legal fees, and all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings (collectively, “Expenses”), threatened, commenced, pending or completed against the Employee by reason of the Employee’s performance of his/her activities as an officer of the Company. The indemnity in this clause only applies if the Employee acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, if the Company had no reasonable cause to believe that the Employee’s conduct was unlawful.

(B)	The Company agrees to cover the Employee under any directors and officers’ liability insurance obtained by the Company, subject to the following: (a) in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Employee under any insurance policy or otherwise. The Employee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights; and (b) the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided) hereunder if and to the extent that the Employee has actually received such payment under any insurance policy or other indemnity (or similar) agreement or arrangement. Without limiting the generality of the preceding sentence, the Company’s obligation to indemnify or advance the Expenses hereunder to the Employee shall be reduced by any amount the Employee has actually received as indemnification or advancement of Expenses from such other enterprise.

6.	Miscellaneous

(A)	This Agreement shall supersede any agreements or arrangements, written or verbal, between the Employee and the Company, or any of their respective representatives, relating to the present or future appointment of the Employee by the Company.

(B)	All the provisions hereof are severable and distinct from one another and the invalidity, illegality or unenforceability of any such provision shall not affect or impair the validity, legality or enforceability, of any of the remaining provisions hereof and any such invalidity, illegality or unenforceability in any jurisdiction shall not affect or impair the validity, legality, enforceability thereof in any other jurisdictions.

(C)	This Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong Special Administrative Region and the parties hereby irrevocably submit to the non-exclusive jurisdiction of courts of Hong Kong Special Administrative Region in respect of this Agreement.

[The remainder of this page has been intentionally left blank]

SIGNED by for and on behalf of MAMMON OMICRON ACQUISITION CORP

Name:
Date:

SIGNED by

Name:
Date:

3